As filed with the Securities and Exchange Commission on January 13, 2012
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4405754
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

500 Newport Center Drive
Newport Beach, California 92660
(Address of Principal Executive Offices)

2002 Acacia Technologies Stock Incentive Plan
(Full titles of the plan)

Paul R. Ryan
President and Chief Executive Officer
500 Newport Center Drive
Newport Beach, California 92660
(Name and address of agent for service)

(949) 480-8300
(Telephone number, including area code, of agent for service)

Copies to:

Mark L. Skaist, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer☑	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2002 Acacia Technologies Stock Incentive Plan Common Stock, $0.001 par value (options available for future grant)	500,000 shares	$36.66	$18,330,000	$2,100.62

(1)
Represents additional shares issuable under the Registrant’s 2002 Acacia Technologies Stock Incentive Plan (the “Plan”) by reason of the automatic share increase provisions of the Plan.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock which may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) of the Securities Act, using the average of the high and low sale prices of the Registrant’s common stock reported on the Nasdaq Global Market on January 12, 2012, which was $36.66 per share.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 500,000 shares of common stock of Acacia Research Corporation (the “Registrant”) to be issued under the Registrant’s 2002 Acacia Technologies Stock Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the Plan over and above the number of shares previously registered. This Registration Statement on Form S-8 shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock. 9,707,855 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on December 23, 2002 (File No. 333-102181), October 1, 2003 (File No. 333-109352), October 19, 2004 (File No. 333-119811), August 16, 2005 (File No. 333-127583), February 1, 2006 (File No. 333-131463), January 29, 2007 (File No. 333-140280), March 21, 2008 (File No. 333-149849),  March 2, 2009 (File No. 333-157626), March 1, 2010 (File No. 333-165110), and March 1, 2011 (File No. 333-172538) respectively.

PART II

INFORMATION  REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference

In accordance with General Instruction E to Form S-8, the entire contents of the prior Registration Statements on Form S-8 relating to shares of the Registrant’s common stock reserved for issuance under the Plan (File Nos. 333-102181, 333-109352, 333-119811, 333-127583, 333-131463, 333-140280, 333-149849, 333-157626, 333-165110 and 333-172538) are hereby incorporated herein by reference and made part of this Registration Statement.

Item 8.                      Exhibits

Exhibit Number	Exhibit
3.1
Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2008 (File No. 000-26068)).

3.2
Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 14, 2008 (File No. 000-26068)).

3.3
Amendment to Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2008 (File No. 000-26068)).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).
99.1
2002 Acacia Technologies Stock Incentive Plan (Incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 23, 2002).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 13th day of January, 2012.

ACACIA RESEARCH CORPORATION

By:	/s/ Paul R. Ryan
Paul R. Ryan
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Acacia Research Corporation hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and new registration statements relating to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul R. Ryan Paul R. Ryan	Chief Executive Officer, President and Director (Principal Executive Officer)	January 13, 2012

/s/ Clayton J. Haynes Clayton J. Haynes	Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2012

/s/ Robert L. Harris, II Robert L. Harris, II	Executive Chairman	January 13, 2012

/s/ William S. Anderson William S. Anderson	Director	January 13, 2012

/s/ Fred A. de Boom Fred A. de Boom	Director	January 13, 2012

/s/ Edward W. Frykman Edward W. Frykman	Director	January 13, 2012

/s/ G. Louis Graziadio, III G. Louis Graziadio, III	Director	January 13, 2012

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EXHIBIT INDEX

Exhibit Number	Exhibit
3.1
Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2008 (File No. 000-26068)).

3.2
Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 14, 2008 (File No. 000-26068)).

3.3
Amendment to Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2008 (File No. 000-26068)).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).
99.1
2002 Acacia Technologies Stock Incentive Plan (Incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 23, 2002).

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